EXHIBIT 10.29

                               MARKETING AGREEMENT

     This Marketing Agreement is made as of the 21st day of September, 1999, between Preferred Voice, Inc., a Delaware corporation ("PVI") and Southwest Texas Telephone Company, a Texas corporation, on behalf of itself and its wholly owned subsidiaries and affiliates ("ILEC"). PVI and ILEC are collectively referred to in this Agreement as the "Parties."

                             BACKGROUND INFORMATION

     PVI has developed a system (the "System") that when interconnected with a telephone switching system is capable of performing the services described in Exhibit A attached hereto and incorporated herein by reference (the "Services"). Each System consists of the hardware described in Exhibit B, certain third party software and certain proprietary application software developed by PVI. ILEC is a licensed local exchange carrier that is currently providing telecommunications service in the local calling areas described in Exhibit C. ILEC wishes to offer the Services to end users ("End Users") under its own brand in conjunction with its telecommunications services.

     In consideration of the mutual promises made in this Agreement, PVI and ILEC agree that the terms and conditions set forth as follows will apply to the license of Application Software.

                             ARTICLE 1. INSTALLATION

     1.01 INSTALLATION. PVI shall install its Systems at ILEC's switch locations set forth in Exhibit C to interconnect with switches described in Exhibit C. The System will remain the property of PVI. ILEC shall prepare the site in accordance with PVI's specifications. Installation of Systems will be completed within 90 days.

     PVI agrees that it will comply with all ILEC's security, confidentiality and regulatory requirements in relation to the System installed at any site. In addition, PVI agrees to use all reasonable efforts to install Systems so that they shall comply in all material respects with all federal, state, and local laws and regulations in force on the date hereof, which directly impose obligations upon PVI or the applicable manufacturer.

     1.02 PVI TESTING. PVI shall test the Systems to ensure that they work properly. The testing period shall (i) commence promptly upon the completion of installation of the System at the sites, but in no event later than five (5) days following such completion of installation (the "Commencement Date"), and
(ii) conclude upon acceptance by as described in Section 1.03 below.

Should material deficiencies arise in the performance of the System during testing, PVI shall inform ILEC promptly thereof by submitting notice, including a written, reasonably detailed description of each deficiency, to ILEC. PVI shall then use reasonable efforts to cure the noncompliance. ILEC shall use its best efforts to assist PVI in curing such noncompliance. Upon completion of such cure, PVI shall give notice to ILEC thereof. The total period of time that may be spent on the testing period shall not exceed ninety (90) days from the Commencement Date. If PVI, using commercially reasonable efforts, is unable to


**[Confidential Treatment] indicates portions of this document that have been deleted from this document and have been separately filed with the Securities and Exchange Commission.

MARKETING AGREEMENT - Page 1
cure any material deficiency of the System within 90 days of the Commencement Date, then following notice thereof either party may give the other party thirty
(30) days' written notice of its election to terminate this Agreement and the reasons therefor.

     1.03 ILEC ACCEPTANCE. PVI shall inform ILEC in writing of the completion of PVI's testing under Section 1.02. ILEC will thereupon commence testing of the System, and shall have fourteen (14) days in which to test the functionality of the System with employees. Upon completion of the fourteen (14) day test period, ILEC shall either provide PVI with written notice of any problems revealed in its tests or deliver PV1 an acceptance certificate, substantially in the form attached hereto as Exhibit D (the "Acceptance Certificate"). The System shall be deemed to have been accepted by ILEC upon execution and delivery by ILEC to PVI of an Acceptance Certificate, executed by an authorized representative of ILEC or failure of ILEC to provide written notice to PVI of any problems ILEC discovers within the fourteen (14) day period it is conducting tests.

                         ARTICLE 2. SALES AND MARKETING

     2.01 SALES. ILEC shall use its own judgement in promoting the sale of the Services, including conducting commercially reasonable advertising campaigns and maintaining an inventory of collateral support materials for promotion, advertising, point-of-sale, record keeping, subscriptions, and other items related to sales of the Services. ILEC shall bill and collect for Services used by End Users.

     2.02 PRICING. The ILEC will determine the prices at which the Services will be made available to End-Users and any changes to these prices.

         2.03 ADVERTISING AND PROMOTIONAL LITERATURE. PVI will assist ILEC in the development and production of original copy of advertising and collateral support materials (i.e. layout, verbiage, plates, negatives, dies, and/or other setup materials) that may be utilized by ILEC for marketing the Services.

     2.04. EXCLUSIVITY. ILEC agrees that it will not install, for testing or any other purposes, any system which competes with PVI's Systems to provide Voice Recognition dialing service in any calling area that ILEC is authorized to serve during the term of this Agreement as long as PVI is in compliance with the terms and conditions of this Agreement. This provision shall not apply within ninety
(90) days of the end of the term.

                               ARTICLE 3. PAYMENT

     ILEC shall pay PV1 a share of ILEC's revenue from the Services determined from the schedule set forth in Exhibit E. This amount shall be paid monthly on the fifteenth day of each month for Services billed in the prior month, and shall be reduced by any amounts paid in prior months on account of billing that was deemed uncollectible or against which a credit was issued.



MARKETING AGREEMENT - Page 2

                         ARTICLE 4. TRAINING AND SUPPORT

     4.01 TECHNICAL SUPPORT. During the term of this Agreement, PVI shall provide a technical support help desk that ILEC may call to report System troubles twenty-four (24) hours per day, seven (7) days per week basis. PVI shall troubleshoot the problems and contact the appropriate vendor to resolve problems that cannot be resolved by actions ILEC may take on PVI's instruction. During the term of this Agreement, PVI shall provide (i) remote, dial-up System support, on a twenty-four (24) hours per day, seven (7) days per week basis, and
(ii) packages, generally containing corrections of known software defects and updates or patches to increase or improve performance and occasionally also containing minor feature enhancements of existing software, relating to a current System. ILEC shall provide permanent digital connectivity to each System for the purpose of off-site software revision and maintenance.

     4.02 PROVISIONING. For up to the first six months following installation of the System, PVI shall update and maintain the customer and names data bases in the System based on information provided through ILEC. During that period PVI shall train ILEC's personnel in data base update and maintenance procedures. ILEC will be responsible for such work after such training period.

     4.03 TRAINING. As part of the installation process, PVI shall provide ILEC's personnel with the initial training and instruction as described on Exhibit F attached hereto concerning the operation and use of the System by conducting training sessions at a mutually convenient time at ILEC's facility. Any additional training services that are requested by ILEC shall be invoiced to ILEC in accordance with PVI's then prevailing hourly rates. ILEC shall be responsible for all travel and other expenses of its personnel attending such training sessions.

                                 ARTICLE 5. TERM

     The term of this Agreement shall be ten (10) years;  however,  on the fifth
(5th) or any succeeding anniversary of the date of this Agreement, the ILEC may terminate this Agreement by giving notice of its intention not to continue this Agreement at least sixty (60) days prior to the anniversary.

                         ARTICLE 6. WARRANTY PROVISIONS

     6.01 GENERAL. PVI warrants that the System will provide Services when properly interconnected to ILEC's functioning switches of the types described in Exhibit C (provided, that ANY MODIFICATION OF THE SYSTEM BY ANY PERSONS OTHER THAN PVI SHALL VOID THE WARRANTY IN THIS SECTION 6.01).

     6.02 YEAR 2000. PVI warrants that the System delivered or modified by PVI is, or will be, Year 2000 Compliant (as defined below). Year 2000 Compliant software that is intended to interoperate with third party products as described herein will be compatible and inter-operate in such manner as to process between them, as applicable, date related data correctly as described in the definition of "Year 2000 Compliant." Except as set forth in the preceding sentence, (i) PVI assumes no responsibilities or obligations to cause third party products to function with the System; and (ii) PVI will not be in breach of this warranty for any failure of the System to be Year 2000 Compliant if such failure results


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from the inability of any software, hardware, or systems of ILEC or any third party to be Year 2000 Compliant. "Year 2000 Compliant" means that (a) neither the performance nor functionality of the System will be affected by dates prior to, during and after the year 2000, (b) no value for current date will cause any interruption in the operation of the System; (c) the year 2000 is recognized as a leap year; (d) in all interfaces and data storage the century, in any date, is specified either explicitly or by unambiguous algorithms or inferencing rules; and (e) date-based functionality of the System behaves and will behave consistently for dates prior to, during and after the year 2000.

                             ARTICLE 7. TERMINATION

     7.01 CAUSE FOR TERMINATION. This Agreement shall terminate automatically and without further notice upon the occurrence of expiration of the term, specified in Article 5 or of any renewal term in the absence of a subsequent renewal in accordance with the terms of this Agreement. PVI may terminate this Agreement in the event that revenue sharing payments to PVI are less than $2000 per System per month for three consecutive months, unless ILEC pays PVI the shortfall. In addition, either party may terminate this Agreement at any time if
(a) the other party breaches any term hereof and fails to cure such breach within 30 days (or ten days in the case of a failure to pay any sum due) after receipt of written notice, (b) the other party shall be or becomes insolvent,
(c) the other party makes an assignment for the benefit of creditors, (d) there are instituted by the other party proceedings in bankruptcy or under any insolvency or similar law or for reorganization, receivership or dissolution,
(e) there are instituted against the other party proceedings in bankruptcy or under any insolvency or similar law or for reorganization, receivership or dissolution, which proceedings are not dismissed within 60 days, or (f) the other party ceases to do business.

     7.02 EFFECT OF TERMINATION. ILEC agrees that on termination under Section 7.01, PVI may recover all Systems that have been installed. Upon termination of the license, PVI's obligations under this Agreement shall cease. The termination or expiration of this Agreement shall in no way relieve either party from its obligation to pay the other any sums accrued hereunder prior to such termination or expiration.

                              ARTICLE 8. INSURANCE

     Each party hereto shall maintain, during the term of this Agreement, the following insurance coverage as well as all other insurance required by law in the jurisdictions where the work is performed: (a) worker's compensation and related insurance as required by law; (b) employer's liability insurance with a limit of at least five hundred thousand ($500,000) dollars for each occurrence;
(c) comprehensive general liability insurance, with a limit of at least one million ($1,000,000) dollars per occurrence; and (d) comprehensive motor vehicle liability insurance with limits of at least one million ($1,000,000) dollars for bodily injury including death, to any one person, three hundred thousand ($300,000) dollars for each occurrence of property damage, and one million ($1,000,000) dollars for each occurrence. Each party shall (i) furnish the other prior to the start of the relevant work, if requested by the other, certificates or adequate proof of the insurance required by this Section and (ii) notify the other in writing at least thirty (30) days prior to cancellation of or any material change in the policy. Notwithstanding the above, each party shall have the option where permitted by law to self-insure any or all of the foregoing.

MARKETING AGREEMENT - Page 4

                            ARTICLE 9. MISCELLANEOUS

     9.01 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT THAT ANY CONFLICTS OF LAW RULES OR PRINCIPLES OF THE STATE OF TEXAS THAT WOULD REQUIRE REFERENCE TO THE LAWS OF ANOTHER JURISDICTION SHALL BE DISREGARDED.

     9.02 HEADINGS. Headings used in this Agreement are to facilitate reference only, are not a part of this Agreement, and will not in any way affect the interpretation hereof. The use herein of the word "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with references thereto, but rather shall be deemed to refer to all other items and matters, that reasonably could fall within the broadest possible scope of such general statement, term or matter.

     9.03 ASSIGNMENT. This Agreement, and all rights and obligations hereunder, are personal as to the parties hereto and may not be assigned, in whole or in part, by any of the parties to any other person, firm or corporation without the prior written consent thereto by the other party hereto, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD; except that either party may freely assign any or all of its rights and obligations hereunder to any affiliate. An affiliate is (a) an entity that owns all or substantially all of the outstanding stock of the entity so assigning, (b) an entity all or substantially all of whose stock is owned by the entity so assigning, or (c) an entity under common ownership with the entity so assigning. Such assignee entity shall thereupon be free to assign the rights and obligations under this Agreement to any other affiliate. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

     9.04 FAILURE OR PARTIAL EXERCISES. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof. Nor shall any single or partial exercise of any right or remedy hereunder exclude any other or further exercise thereof or the exercise of any other right hereunder.

     9.05 ENTIRE AGREEMENT, AMENDMENTS. This Agreement and all schedules and exhibits annexed hereto constitute the entire agreement among the parties respecting the subject matter hereof and supersedes all prior agreements among the parties relative to the subject matter hereof. In entering this Agreement, ILEC did not rely on any representations or warranties of PVI or its employees or agents other than those set forth in this Agreement. This Agreement may not be modified or amended except by a writing that states that it is an amendment to this Agreement and which is signed by duly authorized representative of the parties.

     9.06 NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched either (i) by hand delivery, (ii) by facsimile transceiver, with confirming letter mailed promptly thereafter by first class mail, postage prepaid, (iii) by reputable overnight


MARKETING AGREEMENT - Page 5
express courier or (iv) by certified mail, postage prepaid, return receipt requested, deposited in any post office in the United States, in any case, addressed to the addresses set forth on the signature page of this Agreement, or such other addresses as may be provided from time to time in the manner set forth above. When sent by facsimile as aforesaid, notices given as herein provided shall be considered to have been received at the beginning of recipient's next business day following their confirmed transmission; otherwise, notices shall be considered to have been received only upon delivery or attempted delivery during normal business hours.

     9.07 PARTIAL INVALIDITY. If any clause or provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and it is also the intention of the parties to this Agreement that in lieu of each clause or provision of this Agreement that is held to be illegal, invalid, or unenforceable, there be added as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

     9.08 ATTORNEYS FEES. The prevailing party in any litigation, arbitration or other proceedings arising out of this Agreement shall be reimbursed by the other party for all costs and expenses incurred in such proceedings, including reasonable attorneys' fees.

     9.09 FORCE MAJEURE. No party hereto shall be liable for delay or default in performing hereunder, other than a delay or default in payment of any monies due to the other party, if such performance is delayed or prevented by a Force Majeure Condition. "Force Majeure Condition" means any condition or event beyond the reasonable control of the party affected thereby, including fire, explosion, or other casualty, act of God, war or civil disturbance, acts of public enemies, embargo, the performance or non-performance of third parties, acts of city, state, local or federal governments in their sovereign, regulatory, or contractual capacity, labor difficulties, and strikes, but specifically excluding a party's failure to be Year 2000 Compliant. If a Force Majeure
Condition occurs, the party delayed or unable to perform shall give prompt notice of such occurrence to the other party. The party affected by the other party's inability to perform may, after sixty (60) days, elect to either terminate this Agreement or continue performance with the option of extending the terms of the Agreement up to the length of time the Force Majeure Condition endures. The party experiencing the Force Majeure Condition must inform the other party in writing when such a condition ceases to exist. Each party shall, with the cooperation of the other, exercise all reasonable efforts to mitigate the extent of a delay or failure resulting from a Force Majeure Condition.

     9.10 INDEPENDENT CONTRACTOR. The relationship of the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed (a) to give either party the power to direct and control the day-to-day activities of the other, (b) to constitute the parties as partners, joint venturers, owners or otherwise as participants in a joint or common undertaking, or (c) to allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever.


MARKETING AGREEMENT - Page 6

     9.11 REGULATION. Both parties understand that the ILEC is a regulated entity and nothing in this agreement shall have the effect of requiring ILEC to violate any rule or law of the federal or state jurisdiction.

PREFERRED VOICE, INC.                          Southwest Texas Telephone Company



By:/s/ Richard K. Stone                        By:/s/ Gary C. Gilmer
   ---------------------                          -----------------------
Name:Richard K. Stone                          Name: Gary C. Gilmer
Title: Vice-President                          Title: President

6500 Greenville Avenue                         Highway 55 South
Suite 570                                      Rocksprings, Texas 78880
Dallas, Texas 75206                            email: gary@swtexas.com
Fax No.: 214-265-9663                          Fax No.:    830-683-4190
Phone:   214-265-9580                          Phone:      830-683-2111



MARKETING AGREEMENT - Page 7

                                    EXHIBIT A

                              PREFERRED VOICE, INC
                              PRODUCT DESCRIPTIONS

VIP EMMA 888 SERVICES
Each EMMA 888 service was specifically designed to combine all the following existing Telco services with the convenience of speech independent dialing. Each of these services offer specific benefits and features designed to satisfy the communication needs of the end user.

[GRAPHIC OMITTED]


         Long Distance Calling Card
         Selective Call Screening
         One Number "Locate"
         Voice Activated Dialing
         Voice Directory

(1) EMMA. THE "SMART" BUSINESS LINE AND EMMA PA (PERSONAL ASSISTANT): The "SMART" Business Line has a local number on the front and can receive calls dialed from the public switched telephone network. In addition to the local number each subscriber may be assigned a dedicated 888 number giving them not only local but national presence. In addition unlike the traditional telephone line that is connected to a specific telephone the SBL floats and can be pointed to ring at any telephone the subscriber selects. This feature is usually referred as "single number locate." This service may be offered as a supplement to existing business lines.

         ONE NUMBER LOCATE:
         The subscriber to this service is assigned his own personal 888 number. When that number is dialed the calling party is greeted by a prompt. The call will then be sent to whatever number the user has programmed in his Locate file (i.e. cellular phone, hotel, pager, etc.) anywhere in the world.

         TELEPHONE CALLING CARD:
         The subscriber can use the SBL as a telephone calling card. During the forwarding prompt, the user touch-tones any key on his phone and speaks his Personal Identification Number; at the next prompt he may speak a name from his personal voice directory. The Voice Directory may contain 100 names with their corresponding numbers. For numbers not in the voice directory, the subscriber simply says, "Dial Number' and SBL will prompt "Number please". The user then may voice dial the number or touch-tone using the DTMF pad.

         INTELLIGENT CALL SCREENING:
         This feature can be turned on or off by the subscriber. When a caller dials the subscriber's 888 number SBL will prompt for the callers name and present the name to the subscriber. The subscriber has the option of accepting the call or sending the call to their voice mail.

EXHIBIT A - Page 1

(2) EMMA CD (CORPORATE DIRECT):
Businesses that have multiple individuals with EMMA PA numbers can avoid having to remember or look-up everyone's personal EMMA PA number by using the EMMA CD. The caller dials the dedicated EMMA CD number and simply speaks the called person's name and the call is quickly forwarded to his current programmed locate number.

(3)      EMMA VO (VIRTUAL OFFICE)
This service configuration was designed for the group that does not have a single physical office or whose members are out of their offices consistently. EMMA VO allows the group to have a single number. When there is a call for a member, EMMA will forward the call to the member's office. If he is out of the office, EMMA will locate a member if so desired or will take a message. EMMA provides all of the SO/HO type of business requirements including single number, Locate, personal directory and access to voice mail.

(4)      EMMA FF (FAMILY AND FRIENDS):
This service was developed to allow anyone that has the subscriber's dedicated 888 number to access the subscribers Voice Directory. This allows the subscriber to give their number to a son in college, a daughter in a distant city, etc. At the subscriber's discretion, EACH one of the callers can call anyone whose name is in the Voice Directory.

         EMMA FF. "LOCATE":
         This service also allows the owner to program any number in his Locate file. The caller speaks "Locate" and the call is instantly sent to the owner's cell phone, pager, office, or any number he desires.

         EMMA FF. "TELEPHONE CALLING CARD":
         The owner turns the service into a fully functional Telephone Calling Card by speaking "Dial Number". EMMA will prompt for a PIN. Once the PIN has been verified, the service prompts "Number please" and the user may then speak the number or use DTMF from the telephone pad.

VIP EMMA
Inbound Corporate extension directory - This directory stores the subscriber's internal names and extensions. When Emma receives a call, she compares the callers request to the stored names and extensions and forwards the calls accordingly. The directory is customized for each subscriber and can include names, departments, and even branches at different locations.

Outbound corporate directory - (optional service) One or more outbound corporate directories can be created to facilitate outbound calling. For example, a company could create directories for branches, vendors, clients, etc. The user accesses Emma through an extension number or DID and simply speaks the directory listing and the call is connected, eliminating the need to look-up or dial the number.


EXHIBIT A - Page 2

Outbound Personal directory - (optional service) A personal directory is a directory created for an individual user and is accessed with the use of an authorization code or ANI. Individuals within the Company may want a directory of their personal frequently called names.

Telephone Calling Card - Any company utilizing Emma can issue, track, and terminate calling cards on a real-time basis. Calling cards are activated instantaneously. Effectively, an Emma user becomes a "virtual long-distance company." This service can be restricted to specific users or specific phone numbers only.

This document and its attachments are confidential and proprietary information, the exclusive rights to which are the sole property of Preferred Voice, Inc. Upon receipt and acceptance of these materials, the recipient agrees not to reproduce or distribute copies electronic, xerographic, verbal, or otherwise) without the express written permission of Preferred Voice, Inc.



EXHIBIT A - Page 3

                                    EXHIBIT B

                         Hardware Configuration (24 pts)


                 ITEM                           DESCRIPTION
              FTU-2000A                       CUSTOM COMPUTER
              PIIBX4OP38                      PENT II 40OMHz CPU
              PIIBX33P38                      PENT II 333MHz CPU
              64MO40                          64MB DIMM RAM
              FDO15                           3.5" FDD, BLACK
              HD91 S                          9.1GB HDD, SCSI
              ALM-1 OOB-H                     4.3GB HDD, SCSI
              CDKIT1                          ALARM BOARD
              CDT240A                         DUAL SLIM CD-ROM
              SCSR03                          SLIM LINE CD-ROM
              MD566A                          JUMPERABLE
                                              FAX/MDM
              MNT40                           MS WIN NT 4.0
              240SCT1                         PORTRESOURCE
              ANTARES                         VOICE RESOURCE
              PR02V                           ALARM RESOURCE
              PORT FEE                        VOICE REC RESOURCE

                  Optional Hardware Components

                                              48v Inverter
                                              Master Switch

                  TRAFFIC ENGINEERING

              USERS                          PORTS
              1000                            11
              2000                            20
              3000                            26

                  Spares Kit





EXHIBIT B

                                    EXHIBIT C

                                 ILEC LOCATIONS

Siemans DCO located at Camp Wood, Texas

EXHIBIT C - Page 1 of 1

                                    EXHIBIT D

                         FORM OF ACCEPTANCE CERTIFICATE

The undersigned, an authorized representative of [ ], a corporation, on behalf of itself and its wholly owned subsidiaries and affiliates ("ILEC"), in his/her capacity as [ ], does hereby certify that (a) the testing period (as such term is defined in the Software License Agreement, dated as of [ ], 1999 (the "Agreement"), by and between Preferred Voice, Inc. ("PVI") and ILEC with respect to the System (as defined in the Agreement) purchased or licensed by ILEC has been successfully completed, (b) the System satisfies the requirements of the Specifications (as defined in the Agreement) and (c) the System is hereby accepted by ILEC.

Date:
      ------------------                             ---------------------------
                                                     By:
                                                        ------------------------
                                                     Printed Name:
                                                                  --------------
EXHIBIT D - Page 1 of 1

                                    EXHIBIT E

                              REVENUE SHARING FEES


[Confidential Treatment Requested]** OF THE FIRST [Confidential Treatment Requested]** IN REVENUE FOR EACH SYSTEM

[Confidential   Treatment  Requested]**  OF  THE  NEXT  [Confidential  Treatment
Requested]** IN REVENUE FOR EACH SYSTEM

[Confidential Treatment Requested]** OF ALL REVENUE IN EXCESS OF [Confidential Treatment Requested]** FOR EACH SYSTEM

Revenue shall be net of un-collectibles and credits. Revenues shall not include service order revenue related to the installation and disconnection of Services; however, all installation revenues generated over and above the service order fee will be Revenue for purposes of this Exhibit E. In addition, any amounts collected for the Services on account of vouchers distributed to individuals with disabilities shall be Revenue for purposes of this Exhibit E.


EXHIBIT E - Page 1 of 1

                                    EXHIBIT F

                                    TRAINING

1.       Services Training --
         o        Target Audience
                  --         Product Manager
                  --         Product Marketing
         o        Contents
                  --        Complete review of each PVI service  description and
                            application
                  --        Market Position
                  --        Target Market
2.       System Installation and Maintenance Training --
         Installation
         o        Hardware Installation
         o        T-1 Configuration
         o        VIP Programming
                  --        ScC
                  --        DID
         Maintenance
         o        Alarm Systems
         o        Hardware Replacement
         o        Hardware Expansion
3.       Provisioning



EXHIBIT F - Page 1 of 1